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                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

            This is an Employment Agreement, dated as of September 1, 2004, between The Greenbrier Companies, Inc., a Delaware corporation ("Company"), and William A. Furman ("Executive").

                                    RECITALS

            A. Executive is, and has been for many years, the President and Chief Executive Officer of Company, serving under an Employment Agreement which expired as of August 31, 2004.

            B. Executive is a substantial holder of Company's Common Stock, $0.001 par value ("Stock").

            C. Company desires to obtain the continued services of Executive as Company's President and Chief Executive Officer. Executive is willing to serve Company in such capacity upon the terms, and subject to the conditions, set forth in this Agreement.

            D. Executive and Company desire to establish a means to permit Executive to reduce or liquidate his holdings of Stock in the event of termination of Executive's employment with Company.

            THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

1.    EMPLOYMENT.

      1.1 EMPLOYMENT OF EXECUTIVE. Company agrees to employ Executive, and Executive agrees to serve, as Company's President and Chief Executive Officer upon the terms and conditions set forth in this Agreement.

      1.2 RESPONSIBILITIES. Executive shall report directly to the Board of Directors of Company. He shall be responsible for general management of the affairs of Company and shall possess the powers and exercise the responsibilities of Company's President and Chief Executive Officer as set forth in its Bylaws. Executive agrees to abide by all the By-laws, policies, practices procedures or rules of Company. Executive shall serve as a member of Company's Board of Directors (the "Board") upon his election to the Board by the stockholders of the Company, and shall be appointed as a member of the Executive Committee of the Board if one exists or is created.

      1.3 EXTENT OF DUTIES. Executive shall devote his reasonable full-time energies and efforts exclusively in furtherance of the business of Company and its affiliates and shall not be engaged in any other business activity; provided, that nothing in this Agreement shall preclude Executive from:

            (a) serving as a director or member of a committee of any company or organization, the business of which does not conflict or compete with the business of Company
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or its affiliates, provided that Executive shall not simultaneously serve as a director of more than two other companies;

            (b) engaging in charitable, community and political activities;

            (c) accepting and performing speaking engagements and participating in industry and trade association activities; and

            (d) investing his personal assets in activities in which his participation is that of an investor, including, without limitation, activities of the nature heretofore or hereafter conducted by James-Furman & Company, a general partnership.

2.    TERM.

      This Agreement and Executive's employment by the Company is "at will" and may be terminated by either party at any time by providing the other party with written notice that indicates the specific termination provision of the Agreement relied upon for the termination.

3.    COMPENSATION AND BENEFITS.

      For all services rendered by Executive in any capacity required hereunder, including, without limitation, services as an employee, officer and director of Company or any of its affiliates, or any of their respective divisions, or as a member of any committee thereof, Executive shall be paid the following compensation:

      3.1 BASE SALARY. Company shall pay Executive a Base Salary of $550,000 per year, subject to such periodic increases as the Compensation Committee of the Board of Directors shall deem appropriate. Base Salary shall be payable in accordance with Company's usual and customary payroll practices, but no less frequently than monthly installments.

      3.2 CASH BONUS. Company shall pay Executive a Cash Bonus of up to 150% of Executive's Base Salary with respect to each fiscal year of Company during his employment, determined and calculated in accordance with the Bonus Plan attached hereto as Exhibit A, or such modification thereof as may be approved from time to time by Executive and the Compensation Committee of the Board of Directors of the Company.

      3.3 RETIREMENT BENEFIT. In addition to any other bonus or salary payments made pursuant to the Agreement, the Company shall make an annual payment to Executive each year in the amount of $407,000.00, beginning November 2004 and continuing until Executive attains age 70, regardless of whether Executive's employment terminates prior to that date. Executive shall not be entitled to any other special retirement benefits other than the provided for under this Section 3.3.

      3.4 ADDITIONAL BENEFITS. Except as modified by this Agreement, Executive shall be entitled to participate in all employee benefit plans or programs, and to receive all benefits, perquisites and emoluments for which any salaried employees of Company are eligible under any plan or program, now or hereafter established and maintained by Company for senior officers, to the extent permissible under the general terms and provisions of such plans or

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programs and in accordance with the provisions thereof, including but not limited to group hospitalization, health, dental care, life or other insurance, tax-qualified pension, savings, thrift and profit-sharing plans, termination pay programs, sick-leave plans, travel or accident insurance, disability insurance and automobile allowance or automobile lease plans. Executive shall not be eligible to participate in the Greenbrier Leasing Corporation Manager Owned Target Benefit Plan, nor in the Gunderson, Inc. Non-Qualified Executive savings Plan and Savings Maximizer Plan. Notwithstanding the foregoing, nothing in this Agreement shall preclude the amendment or termination of any such plan or program, on the condition that such amendment or termination is applicable generally to all senior officers of Company.

      3.5 VACATION. Executive shall be entitled to four weeks of paid vacation during each fiscal year of Company, to be taken at times which do not unreasonably interfere with performance of Executive's duties. Any unused portion of such vacation may not be carried forward from year-to-year by Executive in accordance with Company's general policy for other senior officers.

      3.6 PERQUISITES. Company will also furnish to Executive, without cost to him, consistent with past practices of Company and its subsidiaries: (a) an automobile for his use in performing his duties on behalf of Company, (b) membership in business, social and country clubs appropriate to Executive's position with Company and (c) an annual physical examination of Executive by a physician selected by Executive, and (d) personal financial, investment or tax advice, not to exceed $20,000.00 per year, to the extent costs or expenses of Executive to be reimbursed are properly documented for federal income taxation purposes to preserve any deduction for such reimbursements to which Company may be entitled.

      3.7 BUSINESS EXPENSES. Company shall pay or reimburse Executive for all reasonable travel or other expenses incurred by Executive (and his spouse where there is a legitimate business reason for his spouse to accompany him) in connection with the performance of his duties and obligations under this Agreement, subject to Executive's presentation of appropriate vouchers in accordance with such procedures as Company may from time-to-time establish for senior officers and to preserve any deductions for federal income taxation purposes to which Company may be entitled.

4.    ADDITIONAL OBLIGATIONS OF EXECUTIVE.

      Executive shall have the following additional obligations:

      4.1 CONFIDENTIAL INFORMATION. Executive acknowledges that a substantial portion of the information pertaining to the affairs, business, clients, or customers of Company or any of its affiliates (any or all of such entities hereinafter referred to as the "Business"), as such information may exist from time to time, is confidential information and is a unique and valuable asset of the Business, access to and knowledge of which are essential to the performance of Executive's duties under this Agreement. Executive agrees not to use or disclose any confidential information during his employment or thereafter other than in connection with performing Executive's services for Company in accordance with this Agreement (except such information as is required by law to be divulged to a government agency or pursuant to lawful process), or make use of any such confidential information for his own purposes or for the

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benefit of any person, firm, association or corporation (except the Business)
and shall use his reasonable efforts to prevent the unauthorized disclosure of any such confidential information by others. As used in this Section 4.1, the term "confidential" shall not include information which, at the time of disclosure or thereafter, is generally available to and known by the public.

      4.2 COMPETITION. Executive agrees that for a period of two years following termination of this Agreement, Executive will not, without prior written consent of Company by order of its Board of Directors, directly or indirectly: (i) (whether as director, officer, consultant, principal, employee, agent or otherwise) engage in or contribute Executive's knowledge and abilities to any business or entity in competition with Company; (ii) employ or attempt to employ or assist anyone in employing any person who is an employee of Company or was an employee of Company during the previous one-year period; or (iii) attempt in any manner to solicit from any customer business of the type performed by Company or persuade any customer of Company to cease doing business or deduce the amount of business that such client has customarily done with Company.

      4.3 ENFORCEMENT. Executive agrees that the restrictions set forth in Sections 4.1 and 4.2 are reasonable and necessary to protect the goodwill of Company. If any of the covenants set forth herein are deemed to be invalid or unenforceable based on the duration or otherwise, the parties contemplate that such provisions shall be modified to make them enforceable to the fullest extent permitted by law. In the event of a breach or threatened breach by Executive of the provisions set forth in Sections 4.1 or 4.2, Executive acknowledges that Company will be irreparable harmed and that monetary damages shall be an insufficient remedy to Company. Therefore, notwithstanding Section 7.2, Executive consents to enforcement of this Section 4 by means of temporary or permanent injunction and other appropriate equitable relief in any competent court, in addition to any other remedies Company may have under this Agreement or otherwise.

5.    TERMINATION.

      5.1 EFFECT OF TERMINATION OF EMPLOYMENT. In the event that Executive's employment with Company shall terminate for any reason, including, without limitation, "Constructive Discharge" as defined in Section 5.2, other than (i) death; (ii) Permanent Disability, as defined below; (iii) a Voluntary Termination by Executive pursuant to Section 5.4, (iv) Termination by Company "For Cause" as defined in Section 5.3; or (v) termination due to a Change of Control as defined in Section 5.7, Company shall pay Executive a lump sum severance payment equal to 200% of the sum of Executive's current annual salary in effect at the time of termination and the average of the two most recent bonuses received by Executive prior to the year in which the termination occurred. In addition, (i) to the extent permitted by law or the applicable contract, Executive shall receive the benefits set forth in Section 3.4 hereof for a period of 24 months following the date of Executive's termination of employment on the same basis as provided to Company employees, and (ii) Executive and his spouse shall continue to receive the benefits described in
Section 5.6. The term "Permanent Disability" means the inability of Executive to work for a period of six full calendar months during any period of eight consecutive calendar months due to illness or injury of a physical or mental nature, supported by a certification to Company's Compensation Committee from Executive's attending physician. Company may condition the receipt of the benefits of this Section 5.1 on Executive having first

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provided to Company a signed, comprehensive release of claims against Company and its affiliates as of the date of termination, in form approved by Company and counsel for Executive.

      5.2 CONSTRUCTIVE DISCHARGE. The term "Constructive Discharge" means a termination of Executive's employment by Executive following a failure of Company or its successors to fulfill the obligations of Company or its successors under this Agreement in any material respect, including: (a) any failure to elect or reelect or to appoint or reappoint Executive to the offices of President and Chief Executive Officer of Company or as a member of Company's Board of Directors, or (b) any other material change by Company in the functions, duties or responsibilities of Executive's position with Company which would have the effect of directly or indirectly reducing the ranking or level, dignity, responsibility, importance or scope of such position, and such change has continued for a period of thirty days after notice of a Constructive Discharge has been given by Executive to Company or (c) any imposition on Executive of a requirement to be permanently based at a location more than 30 miles from Portland, Oregon without the consent of Executive. Constructive Discharge shall not constitute Voluntary Termination pursuant to Section 5.4 of this Agreement.

      5.3 TERMINATION BY COMPANY "FOR CAUSE." The term "Termination For Cause" means a termination of Executive's employment upon the conviction of the Executive (including a plea of nolo contendere) of a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the Company or which impairs the Executive's ability to perform substantially the Executive's duties for the Company.

            In the event of a Termination For Cause, Executive's earned but unpaid Base Salary as of the effective date of such termination shall be paid in full and Executive and his spouse shall continue to be provided the benefits described in Section 5.6. However, in such event, no other benefits shall be provided, or payments made by Company pursuant to Section 3 of this Agreement, except for benefits which shall already have become vested under the terms of programs maintained by Company or its affiliates for salaried employees generally. In the event of a Termination For Cause, the provisions of Section 6 shall not apply and shall thereupon be of no further force or effect.

      5.4 VOLUNTARY TERMINATION. In the event Executive shall voluntarily terminate his employment with Company hereunder, Executive's earned but unpaid Base Salary as of the effective date of such termination shall be paid in full. However, in such event, no other benefits shall be provided or payments made by Company pursuant to Section 3 of this Agreement, except for benefits which shall already have become vested under the terms of programs maintained by Company or its affiliates for salaried employees generally, and except for the benefits described in Section 5.6, which Executive and his spouse shall continue to be provided. In the event of Voluntary Termination by Executive, the provisions of
Section 6 shall continue to apply. Termination occasioned by Permanent Disability or Constructive Discharge shall not constitute a Voluntary Termination by Executive for purposes of this Section 5.4.

      5.5 DEATH; DISABILITY. In the event Executive's employment with Company terminates on account of death or Permanent Disability, Executive's earned but unpaid Base Salary as of the effective date of such termination of his employment shall be paid in full and, upon determination of the amount of Cash Bonus which would have been payable to Executive

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pursuant to Section 3.2 if Executive had remained an employee of Company,
Executive (or his estate) shall receive a pro rated portion of such Cash Bonus based upon the portion of the fiscal year during which Executive shall have been employed by Company. However, in such event, no other benefits shall be provided or payments made by Company pursuant to Section 3 of this Agreement, except for benefits which shall already have become vested under the terms of programs maintained by Company or its affiliates for salaried employees generally, and except for the benefits described in Section 5.6, which Executive (or his estate) and his spouse shall continue to be provided. In the event of a termination on account of death or Permanent Disability, the provisions of
Section 6 shall continue to apply.

      5.6 RETIREMENT BENEFITS. In the event Executive's employment with the Company terminates for any reason, the Company will provide to Executive the following special retirement benefits:

            (a) until such time as Executive and his spouse become eligible for Medicare, Executive will be provided a Retirement Medical Benefit that provides health and medical benefits for him and his spouse which are substantially equivalent to those provided to them immediately prior to Executive's termination, and

            (b) Company will continue to make the payments provided for in
Section 3.3 above until Executive attains 70 years of age, with the final payment to Executive under that provision being payable in the year in which Executive attains age 70.

      5.7 CHANGE IN CONTROL. In the event of a Change of Control of the Company, the provisions of this Section 5.7 shall apply. Certain terms are defined in subsection (c), below.

            (a) Benefits Upon Change of Control Termination. If, during the Change of Control Period, the Company terminates the Executive's employment other than for Cause or Disability or the Executive terminates employment either for Good Reason or without any reason during the Window Period:

                  (i) The Company shall pay to the Executive in a lump sum in cash within 30 days after the date of termination the aggregate of the following amounts:

                        (A) the Executive's Base Salary through the date of
            termination and any accrued vacation pay, in each case to the extent not previously paid (the sum of such amounts shall be hereinafter referred to as the "Accrued Obligations"); and

                        (B) the amount equal to three times the amount of the
            sum of (x) the Executive's Base Salary and (y) the Average Bonus (such amount shall be hereinafter referred to as the "Severance Amount").

                  (ii) For a period of three years following the date of
            termination (the "Employee Benefit Continuation Period"), the Company shall continue to provide all insured and self-insured employee benefits (including, without limitation,

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            medical, life, dental, vision and disability plans) to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies if the Executive's employment had not been terminated (such continuation of benefits shall be referred to as "Employee Benefit Continuation"). If the Executive becomes reemployed with another employer during the Employee Benefit Continuation Period and is eligible to receive medical or other employee benefits under another employer provided plan, the Company shall not be obligated to continue to provide the medical and other employee benefits described herein, to the extent that identical or more favorable medical or other benefits are available at no cost to the Executive pursuant to such employer-provided plan. For purposes of Executive's rights to continuation coverage pursuant to COBRA, Executive shall be considered to have remained employed until, and Executive's COBRA rights shall be triggered by, the end of the Employee Benefit Continuation Period. "COBRA" refers to the Consolidated Omnibus Budget Reconciliation Act of 1985.

                  (iii) To the extent not theretofore paid or provided, the
            Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided or which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies as in effect and applicable generally to other peer executives of the Company and its affiliated companies and their families during the 90 - day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally thereafter with respect to other peer executives of the Company and its affiliated companies and their families (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

            (b) Limitation on Payments. Notwithstanding anything in this Agreement to the contrary, if any of the payments or benefits to be made or provided in connection with the Agreement, together with any other payments or benefits which the Executive has the right to receive from the Company or any entity which is a member of an "affiliated group" (as defined in section 1504(a) of the Code without regard to section 1504(b) of the Code) of which the Company is a member constitute an "excess parachute payment" (as defined in section 280G(b) of the Code), the payments or benefits to be made or provided in connection with this Agreement will be reduced to the extent necessary to prevent any portion of such payments or benefits from becoming nondeductible by the Company pursuant to section 280G of the Code or subject to the excise tax imposed under section 4999 of the Code. The determination as to whether any such decrease in the payments or benefits to be made or provided in connection with this Agreement is necessary must be made in good faith by a nationally recognized accounting firm (the "Accounting Firm"), and such determination will be conclusive and binding upon Executive and the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and

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expenses of the Accounting Firm shall be borne solely by the Company. In the event that such a reduction is necessary, Executive will have the right to designate the particular payments or benefits that are to be reduced or eliminated so that no portion of the payments or benefits to be made or provided to Executive in connection with the Agreement will be excess parachute payments subject to the deduction limitations under section 280G of the Code and the excise tax under section 4999 of the Code.

            (c) Definitions. For purposes of this Section 5.7, the following definitions apply:

                  (i) "Window Period" shall mean the 30 - day period immediately following the first anniversary of the Effective Date.

                  (ii) "Effective Date" shall mean the first date during the
            Change of Control Period (as defined in (iii) below) on which a Change of Control occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment
            (i) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (ii) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.

                  (iii) "Change of Control Period" shall mean the period
            commencing on the date hereof and ending on the second anniversary of such date; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), the Change of Control Period shall be automatically extended so as to terminate two years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.

                  (iv) "Change in Control" shall mean any of the following
            events:

                        (A) The acquisition by any individual, entity or group
            (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d - 3 promulgated under the Exchange Act) of 50 percent or more of the stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of Company (irrespective of whether at the time stock of any class or classes of Company shall have or might have voting power by reason of the happening of any contingency); provided, however, that for purposes of this subsection (A), the following acquisitions will not constitute a Change in Control: (i) any acquisition directly

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            from Company; (ii) any acquisition by Company or a subsidiary of
            Company; or (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Company or any corporation controlled by Company.

                        (B) The individuals who, as of the date of this
            Agreement, are the members of the Board of Directors of Company (the "Incumbent Board") cease for any reason to constitute a majority of the Board of Directors, unless the election or appointment, or nomination for election or appointment, of any new member of the Board of Directors was approved by a vote of a majority of the Incumbent Board, in which case such new member shall be considered as though such individual were a member of the Incumbent Board.

                        (C) The consummation of a reorganization, merger or
            consolidation involving Company if the stockholders owning the capital and profits ("Ownership Interests") of Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50 percent of the combined voting power or Ownership Interests of Company, or the entity resulting from such merger or consolidation, in substantially the same proportion as their ownership of the combined voting power or Ownership Interests outstanding immediately before such merger or consolidation.

                        (D) The sale or other disposition of all or
            substantially all of the assets of Company.

                        (E) The dissolution or the complete or partial
            liquidation of Company.

                  (v) "Base Salary" shall mean Executive's current annual base salary in effect at the time the Change in Control occurs.

                  (vi) "Average Bonus" shall mean the average of the two most recent annual bonuses received by the Executive prior to the year in which the Change in Control occurs.

            (d) "Good Reason" shall mean:

                        (A) A material change in Executive's status, positions,
            duties or responsibility as an executive of the Company as in effect immediately prior to the Effective Date which may reasonably be considered to be an adverse change, except in connection with the termination of Executive's employment for Cause or due to Disability or death, or resulting from Executive's decision for any reason other than for Good Reason;

                        (B) A reduction by the Company of Executive's base
            salary exceeding 5 percent of Executive's prior year's base salary (or an adverse change in the form or timing of the payment thereof) as in effect immediately prior to the Effective Date;


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                        (C) any material modification of the Bonus Plan attached
            hereto as Exhibit A unless such modification is approved by Executive;

                        (D) the Company's requiring the Executive to be based at
            any office more than 30 miles from where Executive's office is located immediately prior to the Effective Date; or

                        (E) any purported termination by the Company of the
            Executive's employment otherwise than as expressly permitted by this Agreement.

6.    EXECUTIVE'S STOCK - REGISTRATION RIGHTS.

            The provisions of this section 6 of this Agreement, subject to the limitations of Section 7.4, are intended to provide a mechanism for Executive to reduce or liquidate his holdings of Stock in the event of termination of his employment.

      6.1 RULE 144 SALES. Company has caused the Stock to be registered with the United States Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Company shall maintain such registration at all times, and, in furtherance thereof, Company shall timely file all reports required to be filed by it under the Exchange Act or the Securities Act of 1933 ("Securities Act") and the rules and regulations of the Commission thereunder and shall take such further action as Executive may reasonably request, to the extent required from time to time, to enable Executive to sell Stock without registration under the Securities Act pursuant to the exemptions provided by: (a) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon request of Executive, Company will, from time to time, deliver to Executive a written statement as to whether it has complied with such requirements. In case Executive shall transfer Stock pursuant to Rule 144, upon Company's reasonable satisfaction that Rule 144 has been complied with, Company shall, and shall cause its transfer agent and registrar to, deliver certificates bearing no restrictive legend as may be reasonably required by Executive.

      6.2 REQUIRED REGISTRATION. At any time following a termination of Executive's employment, if Executive shall continue to be the record or beneficial holder of not less than 10 percent of the outstanding Stock, and continuing for a period of five years from and after the effective date of such termination, Executive may give written notice to Company (the "Notice") that he contemplates the sale of not less than 500,000 shares of Stock and may require that Company file with the Commission a registration statement under the Securities Act with respect to the shares of Stock set forth in such Notice. Such Notice shall state whether Executive desires to utilize the services of an underwriter in connection with the sale of the shares to which such Notice applies. Forthwith upon receipt of such Notice, and subject to the terms and conditions contained in this Section 6, Company shall: (a) use its best efforts to effect registration under the Securities Act of the shares specified in such Notice; (b) use its best efforts to have such registration statement declared effective; (c) notify Executive promptly after Company shall have received notice thereof, of the time when such registration statement has become effective or any supplement to any prospectus forming a part of such registration statement has been filed; (d)

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notify Executive promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information; (e) prepare and file with the Commission promptly upon Executive's request any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for Executive, may be necessary or advisable in connection with the distribution of the Stock by Executive; (f) prepare and promptly file with the Commission and promptly notify Executive of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omission, if, at any time, when a prospectus relating to the Stock is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement or a material fact or omit to state any material fact necessary to make the statements therein not misleading; (g) in case Executive or any underwriter for Executive is required to deliver a prospectus, at a time when the prospectus then in effect may no longer be used under the Act, prepare promptly upon request such amendment or amendments to such registration statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10 of the Securities Act; (h) not file any amendment or supplement to the registration statement or prospectus to which Executive shall reasonably object after having been furnished a copy at a reasonable time prior to the filing thereof; (i) advise Executive promptly after it shall receive notice or obtain knowledge thereof of the issuance of any stop order by the Commission suspending the effectiveness of any such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; (j) use its best efforts to qualify the Stock for transfer under the securities laws of such states as Executive may designate; and (k) furnish to Executive, as soon as available, copies of any such registration statement and each preliminary or final prospectus, or supplement required to be prepared pursuant to this Section, all in such quantities as Executive may, from time to time, reasonably request.

            Company shall pay all costs and expenses incident to the performance of its obligations under this Section 6.2, including the fees and expenses of its counsel, the fees and expenses of its accountants, and all other costs and expenses incident to the preparation, printing and filing under the Securities Act of any registration statement, each prospectus and all amendments and supplements thereto, the costs incurred in connection with the qualification of the Stock under the laws of various jurisdictions (including fees and disbursements of counsel), the cost of furnishing to Executive copies of any such registration statement, each preliminary prospectus, the final prospectus and each amendment and supplement thereto, all expenses incident to delivery of the security to any underwriter or underwriters, but not any underwriting commissions or discounts charged to Executive.

            Company shall be required to effect only one registration pursuant to Request of Executive under the provisions of this Section 6.2.

      6.3 "PIGGYBACK" REGISTRATION. If, at any time beginning upon the date of any termination of Executive's employment, and continuing for a period of five years from and after the effective date of such termination, Company shall propose the registration under the Securities Act of any securities of Company other than a registration on Form S-8, Company shall give written notice of such proposed registration to Executive. Company shall include in any such registration statement any Stock (or a portion thereof) of Executive if, within 30 days after the mailing of such notice, Executive shall request inclusion. Executive shall be entitled to all of the benefits of Section 6.2 in connection with such registration statement. The right to registration at Company's cost provided in this Section 6.3 is in addition, and not in lieu of, the required registration provided in Section 6.2 above.

      6.4 INDEMNIFICATION. Company shall indemnify and hold harmless Executive, and any underwriter (as defined in the Securities Act) for Executive, and each person, if any, who controls Executive or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which Executive or underwriter or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Stock was registered under the Securities Act, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse Executive, underwriter and each such controlling person for any legal or other expenses reasonably incurred by Executive, underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Company shall not be liable, in any such case, to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by the indemnified person, in writing, specifically for use in the preparation thereof.

            Executive shall indemnify and hold harmless Company, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who controls Company, within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which Company, or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by any untrue or alleged untrue statement of any material fact contained in the registration statement, prospectus or amendment or amendments or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by Executive for use in the preparation thereof; and shall reimburse any legal or other expenses reasonably incurred by Company, or any such director, officer or controlling person, in connection with investigating or defending any such loss, claim, damage, liability or action.

            Promptly after receipt by an indemnified party pursuant thereto of any notice of any claim to which indemnity would apply or the commencement of any action, such indemnified party shall, if a claim thereof is made against the indemnifying party pursuant hereto, notify the indemnifying party of the commencement thereof; but the omission or delay so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party unless, and only to the extent that, such indemnifying party shall have suffered actual damage as a result of such omission or delay. In case such action is brought against an indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party.

      6.5 EXECUTIVE'S PRIORITY AND PRECEDENCE. Company shall not grant to any other holder of its securities the right to require Company to file a registration statement with respect to such securities or to include shares owned by such other holder or holders in any registration statement filed by Company unless the provisions governing such right to require registration or inclusion shall be conditioned such that shares held by Executive shall be entitled to priority and precedence over shares of any other holder or holders which shall be included in such registration statement in the event that Company or the underwriter in respect of such offering shall conclude that it is not practicable to include all of the shares of all of the holders making such requests; provided, that, solely for purposes of any registration pursuant to
Section 6.3, shares offered by Company shall have priority and precedence over shares offered by Executive or any other holder.

      6.6 ASSIGNMENT OF REGISTRATION RIGHTS. Executive's rights pursuant to this
Section 6 may be assigned in connection with the transfer of Stock held by Executive to: (a) any trust the beneficiaries of which are: (i) Executive, (ii) his spouse, (iii) members of his immediate family or his lineal descendants (including, without limitation, adopted children), or (iv) persons for whom Executive has been appointed as legal guardian or conservator; (b) Executive's spouse, members of his immediate family, his lineal descendants (including, without limitation, adopted children), or persons for whom Executive has been appointed as legal guardian or conservator; (c) any corporation, partnership, limited liability company or other entity in which: (i) all of the outstanding capital stock or ownership interest of which is owned by (A) Executive, (B) his spouse, (C) members of his immediate family or his lineal descendants (including, without limitation, adopted children), or (D) persons for whom Executive has been appointed as legal guardian or conservator, and (ii) by contract, operation of law or other arrangement no shares or other ownership interest in the transferee entity can legally be transferred to any person or entity not identified in clauses (a) or (b) above or this clause (c); (d) any transferee of Stock held by Executive pursuant to will or the laws of descent and distribution of the state or country of Executive's domicile at the time of death; or (e) any other transferee or assignee of such securities upon the transfer or assignment of securities representing at least 10 percent of the total number of shares of Stock outstanding; provided, that Company is, within a reasonable time after any such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

      6.7 NO LIMITATION ON TRANSFERS OF STOCK. Nothing in this Section 6 of this Agreement is intended to limit or restrict Executive's ability to dispose of any Stock now held or hereafter acquired by him in accordance with any applicable law.

      6.8 PURCHASE IN LIEU OF REGISTRATION. In the event Company shall receive from Executive a request pursuant to Sections 6.2 or 6.3 that Company file a registration statement in respect of Stock held by Executive, or include Executive's Stock or a portion thereof in a registration statement to be filed by Company, Company may, in lieu of filing such registration statement, or including such Stock, elect to purchase or cause to be purchased all, but not less than all, the Stock to which the Request relates. The purchase price per share for shares to be purchased from Executive by Company shall be the mean of the reported high and low sales prices for the Stock on the date of Executive's Request or, if no prices are reported on such date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over-the-counter at the time of the Request, the purchase price per share shall be equal to the average between the reported closing bid and ask prices of the Stock on the date of the Request, or if no prices are reported on that date, on the last preceding date on which the prices of Stock are so reported. In the event the Stock is not publicly traded at the time of the Request, the determination of the price shall be made by appraisal by three independent appraisers: one appraiser selected by Company, one selected by Executive and a third appraiser selected by the two so chosen, or, in the event the two appraisers so chosen shall be unable to agree upon a third appraiser, a third appraiser chosen by the Presiding Judge of the Circuit Court of the State of Oregon for Multnomah County. The appraisal shall determine the fair market value of the shares to be purchased based upon the pro rata enterprise value of Company with no discount for minority interest or lack of marketability. The decision of a majority of the appraisers shall be final; provided, that if a majority of the appraisers shall be unable to agree upon a price, the price shall be the average of the prices determined by the two appraisers whose opinion on value shall be the most nearly the same and the opinion of the third appraiser shall, in such event, be disregarded for all purposes. All expenses of the appraisal shall be borne by Company. The purchase price payable by Company shall be paid in cash within 30 days following determination of the price under this Section.

7.    GENERAL PROVISIONS.

      7.1 LEGAL FEES, RELATED EXPENSES. Company shall promptly reimburse Executive for his reasonable legal and consulting fees incurred in the preparation and negotiation of this Agreement.

      7.2 ARBITRATION. Any dispute relating to this Agreement that cannot be resolved by the parties will be resolved by arbitration as provided in this section. Disputes will be resolved by arbitration administered by the Arbitration Service of Portland, Inc. Judgment upon the arbitration award may be entered in any court having jurisdiction thereof, and the resolution of the dispute as determined by the arbitrator will be final and binding on the parties. Any such arbitration will be conducted in Portland, Oregon. If the total amount in dispute is less than $100,000, there will be one arbitrator. If the total amount in dispute is $100,000 or more, three arbitrators will hear the dispute. The arbitrator(s) must have experience as a state or federal judge or such alternate qualifications as the parties may agree upon. Company shall pay the fees and costs of the arbitrator(s) and the hearing and each party shall be responsible for its own expenses and those of its counsel and representatives.

            Any party may seek, without inconsistency with this Agreement, from any court located in the state of Oregon any injunctive or provisional relief that may be necessary to protect the rights or property of that party pending the establishment of the arbitral tribunal (or pending the arbitral tribunal's determination of the merits of the controversy).

            The parties will be allowed discovery in accordance with the Federal Rules of Civil Procedure. The Federal Rules of Evidence shall govern the conduct of the arbitration hearing.

            Except as otherwise provided in this Section, the arbitrator will have the authority to award any remedy or relief that a court of Oregon could order or grant.

            Unless otherwise agreed to by the parties, the arbitrator's decision and award must be in writing, signed by the arbitrator and include an explanation of the arbitrator's reasoning.

            Neither party nor the arbitrator may disclose the existence, content, or results of any arbitration under this section without the prior written consent of the other party to this Agreement.

            This section shall survive termination, amendment or expiration of any of the agreements or relationships between the parties.

      7.3 WITHHOLDING TAXES. Company may directly or indirectly withhold from any payments made under this Agreement all federal, state, city or other taxes and other amounts as permitted or required by law, rule or regulation.

      7.4 CONSOLIDATION, MERGER, OR SALE OF ASSETS. Nothing in this Agreement shall preclude Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of Company hereunder. In the event this Agreement is assigned or assumed by a successor to Company, but Company and the Stock do not survive the transaction, the provisions of Section 6 shall lapse and be of no further effect. In all other respects, upon such a consolidation, merger or transfer of assets and assumption, the term "Company," as used herein, shall mean such surviving corporation and this Agreement shall continue in full force and effect.

      7.5 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, by overnight mail as follows:

            (a)   To Company:

                  The Greenbrier Companies, Inc.
                  Director - Human Resources Department
                  One Centerpointe Drive, Suite 200
                  Lake Oswego, OR  97035

                  With copies to:

                  Norriss M. Webb
                  Executive Vice President and General Counsel

                  The Greenbrier Companies, Inc.
                  One Centerpointe Drive, Suite 200
                  Lake Oswego, OR  97035

            (b)   To Executive:

                  William A. Furman
                  c/o The Greenbrier Companies, Inc.
                  One Centerpointe Drive, Suite 200
                  Lake Oswego, OR  97035

                  With copies to:

                  Henry H. Hewitt
                  Stoel Rives LLP
                  900 SW 5th Avenue, Suite 2600
                  Portland, OR  97204

or to such other address as either party shall have previously specified in writing to the other.

      7.6 NO ATTACHMENT. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that nothing in this Section 7.5 shall preclude the assumption of such rights by executors, administrators or other legal representatives of Executive or his estate and their assigning any rights hereunder to the person or persons entitled thereto.

      7.7 SOURCE OF PAYMENTS. All payments provided for under this Agreement shall be paid in cash from the general funds of Company. Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if Company shall make any investments to aid it in meeting its obligations hereunder, Executive shall have no right, title, or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between Company and Executive or any other person. To the extent that any person acquires a right to receive payments from Company hereunder, such right shall be no greater than the right of an unsecured creditor of Company.

      7.8 BINDING AGREEMENT. This Agreement shall be binding upon, and shall inure to the benefit of, Executive and Company and their respective permitted successors, assigns, heirs, beneficiaries and representatives. Because of the unique and personal nature of Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Executive.

      7.9 GOVERNING LAW. The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Oregon.

      7.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

      7.11 INTEGRATION. This Agreement contains the complete, final and exclusive agreement of the parties relating to Executive's employment, and supersedes all prior oral and written employment agreements or arrangements between the parties.

      7.12 AMENDMENT. This Agreement cannot be amended or modified except by a written agreement signed by Executive and Company.

      7.13 WAIVER. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the party against whom the waiver is claimed, and any such waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

      7.14 SEVERABILITY. The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.


                                    THE GREENBRIER COMPANIES, INC.

ATTEST:

                                    By:    /s/ Larry G. Brady
                                           ------------------
/s/ Kenneth D. Stephens
-----------------------
Secretary

                                     /s/ William A. Furman
                                     ---------------------
                                     William A. Furman

                                    EXHIBIT A

                                   BONUS PLAN

The Company shall pay Executive a Cash Bonus of up to 150% of Executive's Base Salary with respect to each fiscal year of Company during Executive's employment, calculated in accordance with the following formula:

- For purposes of calculating the amount of the Cash Bonus, "Return on Stockholders' Equity" shall be defined as Company's consolidated net earnings for such fiscal year, divided by Company's consolidated net worth. "Net worth" shall refer to Company's average total Stockholders' Equity during the fiscal year with respect to which the Cash Bonus is payable. "Net earnings" shall refer to Company's consolidated net earnings for the fiscal year with respect to which the Cash Bonus is payable, shall be determined without regard to the Cash Bonus payable to Executive, but taking into account the amounts of other bonus programs, as reflected by, or included in, the Company's audited consolidated financial statements for such fiscal year.

- If Company shall realize net earnings with respect to a fiscal year and If Return on Stockholders' Equity for such fiscal year in less than 10 percent, there shall be no Cash Bonus. If Return on Stockholders' Equity for a fiscal year in more than 10 percent but less than 12 percent, the amount of the Cash Bonus shall be 36% of Executive's Base Salary; if Return on Stockholders' Equity is at least 12 percent and less than 14 percent, the amount of the Cash Bonus shall be 54% of Executive's Base Salary; if Return on Stockholders' Equity is at least 14 percent and less than 16 percent, the Cash Bonus shall be 72% of Executive's Base Salary; if Return on Stockholders' Equity is at least 16% and less than 18%, the amount of the Cash Bonus shall be 110% of the Executive's Base Salary; and if Return on Stockholders' Equity is at least 18%, the amount of the Cash Bonus shall be 150% of the Executive's Base Salary.

- The Compensation Committee of the Company's Board of Directors may reduCE the amount of the Cash Bonus determined in accordance with the foregoing calculations by up to 50% if, in the opinion of the majority of the members of the Compensation Committee, the Executive's performance for the year warrants such adjustment.

The Compensation Committee of Company's Board of Directors shall, within 70 days following the end of each fiscal year during the Term, review and certify Executive's entitlement to the Cash Bonus payable pursuant to this Exhibit A with respect to the immediately preceding fiscal year. Any Cash Bonus payable hereunder shall be paid to Executive in cash (subject to normal withholding and payroll deductions) no later than 75 days following the end of the fiscal year in which such Cash Bonus shall be earned.

The parties intend that the Cash Bonus provided for in this Exhibit A be "performance based" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations thereunder.